Exhibit 4.4

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of                     , 2013, is entered into by and among Saldivar Investments Limited (“Saldivar”), Sergey A. Solonin (“Sergey Solonin”), Palmway Holdings Limited (“Palmway”), Antana International Corporation (“Antana”), Andrey N. Romanenko (“Andrey Romanenko”), Dargle International Limited (“Dargle”), Igor N. Mikhailov (“Igor Mikhailov”), Bralvo Limited (“Bralvo”), E1 Limited (“E1”), Mail.ru Group Limited (“Mail.ru”) and Mitsui & Co., Ltd. (“Mitsui” and together with Saldivar, Sergey Solonin, Palmway, Antana, Andrey Romanenko, Dargle, Igor Mikhailov, Bralvo, E1 and Mail.ru, the “Shareholders” and each a “Shareholder”), which are shareholders of QIWI PLC (the “Company”).

WHEREAS, as of the date hereof the Shareholders beneficially own an aggregate of class A shares of €0.0005 each and class B shares of €0.0005 each, representing in the aggregate 100% of the entire issued and outstanding share capital of the Company. It is the intention of the Shareholders to sell all of their class B shares to third-party investors in the offering pursuant to the Company’s Registration Statement on Form F-1 (Registration No.             ) (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Shareholders hereby agree as follows:

1. Representations and Warranties.

(a) Each Shareholder represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of such Shareholder, and that this Agreement is enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(b) Each Shareholder represents and warrants that (i) as of the date hereof, it owns beneficially the number of class A shares set forth on Exhibit A, (ii) to the extent it beneficially owns class A shares, it has the right to vote or direct the vote of such class A shares, without restriction, and (iii) to the extent it beneficially owns class A shares, no proxies heretofore given in respect of any or all of such class A shares are irrevocable and that any such proxies have heretofore been revoked.

2. Agreement To Vote Shares.

Each Shareholder agrees that, on or after the effective date of the Registration Statement (the “Effective Date”), and for as long as it holds class A shares, it will vote, or cause to be voted, all of the class A shares beneficially owned by it with respect to which it has the right at any meeting of shareholders of the Company (including any adjournment or postponement thereof), or pursuant to any action by written consent from time to time and at all times, in whatever manner as shall be necessary:

(a) to ensure that no director who is a director of the Company as of the Effective Date is removed from the board of directors other than pursuant to Regulations 95(c), 95(d) and 95(e) of the Company’s Articles of Association; and

(b) to procure, to the extent that such Shareholder can, that the chairman of the board of directors is not removed from office unless the chairman is concurrently to be removed from the board of directors pursuant to Regulations 95(c), 95(d) and 95(e) of the Company’s Articles of Association.

3. Termination.

The obligations of a Shareholder under this Agreement shall terminate upon the first to occur of (a) the failure of the Shareholders to hold shares representing an aggregate of more than 90.00% of the voting power of the Company and (b) the first meeting of the shareholders of the Company in 2014 at which the board of directors will be re-elected. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

5. Amendment; Assignment; Binding Effect.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

6. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7. Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

9. Entire Agreement.

(a) This Agreement supersedes any previous agreement between the parties hereto in relation to the matters dealt with herein and represents the entire understanding between them in relation to the matters dealt with herein.

(b) Each party confirms that it is not entering into this Agreement in reliance upon any representation or warranty not expressly set out in this Agreement.

8. Governing Law and Arbitration.

(a) The construction, validity and performance of this Agreement and any dispute, controversy or claim arising out of or in connection with this Agreement or its subject matter (including non-contractual disputes or claims) shall be governed in all respects by English law.

(b) Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules (the “Rules”) of the London Court of International Arbitration (the “LCIA”) which Rules are deemed to be incorporated by reference into this Clause 8. The parties hereby agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this Clause 8.

(c) The tribunal shall consist of 3 (three) arbitrators.

(d) The Claimant and the Respondent shall each nominate one arbitrator, and the two arbitrators so nominated shall nominate a third arbitrator who shall act as chairman of the tribunal.

(e) If either party fails to nominate an arbitrator either in the Request for Arbitration or in the Response as required by the Rules, such arbitrator shall at the request of either party be appointed by the LCIA.

(f) If the two arbitrators nominated by the Parties fail to agree upon a third arbitrator within fifteen (15) days of receipt by the Registrar of the Response, the third arbitrator shall be appointed by the LCIA in accordance with Article 5.6 of the Rules.

(g) The place of arbitration shall be London, England.

(h) The language of the arbitration shall be English.

(i) In the event that there are multiple Claimants or multiple Respondents, all Claimants and all Respondents shall attempt to agree upon the nomination of their respective arbitrator. If all Claimants and/or all Respondents fail to nominate their respective arbitrator either in the Request for Arbitration or in the Response as required by the Rules, an arbitrator shall be appointed on their behalf by the LCIA in accordance with its Rules. In such circumstances, any existing nomination of the arbitrator chosen by the Party or Parties on the other side of the proposed arbitration shall be unaffected.

(j) An arbitral tribunal appointed under this Agreement shall, in the event of any further arbitration proceeding(s) commenced under this Agreement, have the power, upon request of any Party, to order that all or part of the matters at issue in the further proceedings be consolidated with the arbitration proceedings that are already pending, if these disputes are so closely connected that it is efficient to resolve them in the same proceedings.

9. No Third Party Beneficiaries.

Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto any benefit, right or remedy.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

SIGNED	)	SIGNATURE:
for and on behalf of	)
SALDIVAR INVESTMENTS LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
SERGEY A. SOLONIN	)

SIGNED	)	SIGNATURE:
for and on behalf of	)
PALMWAY HOLDINGS LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
ANTANA INTERNATIONAL LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
ANDREY N. ROMANENKO	)

SIGNED	)	SIGNATURE:
for and on behalf of	)
DARGLE INTERNATIONAL LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
IGOR N. MIKHAILOV	)

SIGNED	)	SIGNATURE:
for and on behalf of	)
BRALVO LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
El LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
MAIL.RU GROUP LIMITED	)	NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
MITSUI & CO., LTD.	)	NAME:

EXHIBIT A

Shareholdings